Exhibit 99.2

The following information assumes that the modifications to the .75% Exchangeable Senior Debentures due 2023 described in Liberty Media LLC’s press release of March 20, 2008 have been effected pursuant to the execution of a Fifteenth Supplemental Indenture to its Indenture, dated as of July 7, 1999 (as supplemented from time to time (the “Indenture”)).  Capitalized terms used but not defined below have the meanings ascribed to them in the Indenture.

Certain United States Federal Income Tax Considerations

The following discussion is a summary of certain United States federal income tax consequences to Holders of the amendments made to the terms of the Debentures under the Fifteenth Supplemental Indenture.  This discussion is based upon the United States Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), administrative pronouncements, judicial decisions, and existing and proposed Treasury Regulations, changes to any of which subsequent to the date of this notice may affect the tax consequences described in this discussion, possibly with retroactive effect.  This discussion deals only with Holders that hold the Debentures as “capital assets” within the meaning of Section 1221 of the Code, and does not address tax considerations applicable to Holders that may be subject to special tax rules, such as dealers or traders in securities, partnerships or other pass-through entities, financial institutions, insurance companies, tax-exempt entities, certain expatriates, Holders that hold the Debentures as a part of a hedging, straddle, conversion or other integrated transaction, or U.S. Holders (as defined below) whose functional currency is not the United States dollar.  This discussion does not address the effect of any state, local or foreign tax laws that may apply, or the application of the alternative minimum tax.

The discussion set out below is intended only as a summary of certain United States federal income tax consequences to Holders of the amendments made to the terms of the Debentures under the Fifteenth Supplemental Indenture.  Holders are urged to consult their tax advisors as to the tax consequences of the amendments to the terms of the Debentures, including the application to their particular situations of the tax considerations discussed below, as well as the application of state, local or foreign tax laws.

“U.S. Holder” means a beneficial owner of the Debentures, that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation, or other entity taxable as a corporation, that is organized under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income tax without regard to its source or (iv) a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if the trust has a valid election in effect to be treated as a U.S. person.

“Non-U.S. Holder” means a beneficial owner of the Debentures, that is not a U.S. Holder or partnership (which for purposes of this discussion includes any entity treated as a partnership for United States federal income tax purposes).

If a partnership holds Debentures, then the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership.  Such a partner should consult its tax advisor as to its tax consequences.

Deemed Exchange of the Debentures

The amendments made to the terms of the Debentures under the Fifteenth Supplemental Indenture will constitute a “modification” to the terms of the Debentures under applicable Treasury Regulations.  Generally, a modification of a debt instrument will be treated, for U.S. federal income tax purposes, as a “deemed” exchange of an old debt instrument for a new debt instrument if the modification is “significant” as determined for U.S. federal income tax purposes.  A modification of a debt instrument is a “significant modification” if, based on all the facts and circumstances and considering certain modifications of the debt instrument collectively, the degree to which the legal rights and obligations are altered is “economically significant.”  In the case of the amendments made to the terms of the Debentures under the Fifteenth Supplemental Indenture, although the matter is not free from doubt, the Company believes that such amendments should constitute a “significant modification” of the terms of the Debentures because such amendments should be considered “economically significant.”  A modification of a debt instrument that is a “significant modification” results in a deemed exchange of Debentures for new debentures (hereinafter referred to as “New Debentures”).  The Company intends to report the amendments made to the terms of the Debentures as resulting in an exchange of the Debentures for New Debentures for U.S. federal income tax purposes (a “Tax Exchange”) and the remainder of this discussion assumes that a Tax Exchange has occurred.

The tax consequences of the Tax Exchange will depend upon whether the Tax Exchange is treated as a recapitalization.  Whether the Tax Exchange qualifies as a recapitalization depends, among other things, on whether the Debentures and the New Debentures are treated as “securities” of our parent, Liberty Media Corporation (“LMC”), for U.S. federal income tax purposes.  The rules for determining whether debt instruments such as the Debentures and the New Debentures are securities are complex and unclear.  The term “security” is not defined in the Code or Treasury Regulations and has not been clearly defined by judicial decisions.  The determination of whether a debt instrument is a security requires an overall evaluation of the nature of the debt instrument, with the term of the instrument usually regarded as one of the most significant factors.  Although a debt instrument with a term of more than ten years is generally considered to be a security, no authority clearly addresses the impact on security treatment of put and call features of the type included in the Debentures and the New Debentures.  Furthermore, although our Company is classified as a disregarded entity of LMC for U.S. federal income tax purposes, it is uncertain whether the Debentures and the New Debentures will be treated as securities of LMC for purposes of the application of the recapitalization rules.  If both the Debentures and the New Debentures constitute securities of LMC for U.S. federal income tax purposes, we believe that the recapitalization rules should apply to the Tax Exchange of the Debentures for New Debentures.  Due to the absence of authority directly on point, however, there is substantial uncertainty whether the Tax Exchange will qualify as a recapitalization, in which case, the Tax Exchange of the Debentures for New Debentures would be treated as a taxable transaction for U.S. federal income tax purposes.

Tax Consequences to U.S. Holders

Treatment if Tax Exchange is Treated as a Recapitalization.  The proper application of the recapitalization rules to contingent payment debt instruments similar to the Debentures and the New Debentures is unclear.  If the Tax Exchange is treated as a recapitalization, U.S. Holders may recognize ordinary interest income in an amount equal to all or part of the excess of the issue price of the New Debentures (generally their fair market value as of the effective date of the Fifteenth Supplemental Indenture) deemed received over the U.S. Holder’s adjusted basis in the Debentures.  Any loss realized on the Tax Exchange by a U.S. Holder whose adjusted basis in the Debentures exceeds the issue price of the New Debentures may not be recognized.  A U.S. Holder’s basis in the New Debentures will be equal to such U.S. Holder’s adjusted basis in the Debentures, increased by any income recognized as a result of the Tax Exchange.  The U.S. Holder’s holding period in the New Debentures will include its holding period in the Debentures.  The IRS could, however, take positions contrary to the foregoing discussion, in which case the amount, timing and character of a U.S. Holder’s income, gain or loss from such a recapitalization could differ materially from that described above.

Treatment if Tax Exchange is not Treated as a Recapitalization.  If the Tax Exchange of Debentures for New Debentures is not treated as a recapitalization, each U.S. Holder will recognize gain or loss, treating the issue price of the New Debentures (as described above) as the amount realized in the exchange.  Any gain recognized upon the Tax Exchange will be ordinary interest income; any loss will be ordinary loss to the extent of the interest previously included in income by the U.S. Holder with respect to the Debentures, and thereafter, capital loss.  The holding period in the New Debentures would begin the day after the Tax Exchange, and each U.S. Holder’s tax basis in the New Debentures generally would equal the issue price of the New Debentures.

Interest Accruals on New Debentures.  For purposes of interest accruals by a U.S. Holder on the New Debentures, the New Debentures will be considered newly issued contingent payment debt instruments.  The Company will determine a new “comparable yield” for the New Debentures and use this to construct a new schedule of projected payments on the New Debentures.  (See the Offering Memorandum of Liberty Media Corporation, dated March 21, 2003, for details regarding the determination of comparable yield, the construction of the schedule of projected payments, and the accrual of interest and adjustments to such accruals).  The schedule of projected payments which the Company constructed for the Debentures will no longer be relevant.  A U.S. Holder is required to use the comparable yield and the schedule of projected payments as determined by the Company in calculating its interest accruals and adjustments in respect of the Debentures unless such U.S. Holder timely discloses and justifies the use of other estimates to the Internal Revenue Service.

A U.S. Holder whose initial basis in a New Debenture is different from the issue price of such New Debenture must make appropriate “positive” and “negative” adjustments to its income and deductions with respect to such New Debenture.  At the time the U.S. Holder is deemed to acquire a New Debenture, the U.S. Holder must allocate any difference between its basis in the New Debenture and the issue price of the New Debenture among either the remaining payments due on the schedule of projected payments applicable to such New Debenture or the remaining accruals of interest at the comparable yield of such New Debenture in a reasonable manner.

Adjustments allocated to either an interest accrual or the projected payments are taken into account at the time the corresponding interest is accrued or payment is made.  If the U.S. Holder’s basis is greater than the issue price of the New Debenture, the excess is treated as a “negative adjustment”, and if the U.S. Holder’s basis is less than the issue price, the difference is treated as a “positive adjustment.”

Because the schedule of projected payments for the New Debentures must take into account the issue price of the New Debentures (which as discussed above is generally the fair market value of the New Debentures as of the effective date of the Fifteenth Supplemental Indenture), it is not possible for the Company to furnish the schedule of projected payments for the New Debentures at this time.  The Company intends to post the schedule of projected payments for the New Debentures on its website (www.libertymedia.com) within 20 business days after the date of this notice.  The Company expects that the comparable yield on the New Debentures will exceed the comparable yield on the Debentures, which may result in periodic interest accruals on the New Debentures which are in excess, perhaps significantly in excess, of the periodic interest accruals on the Debentures.

Tax Consequences to Non-U.S. Holders.

Any gain or interest income realized on the Tax Exchange of the Debentures for New Debentures and any interest income received with respect to the New Debentures by a Non-U.S. Holder generally will be exempt from U.S. federal income or withholding tax, provided that:

•                                          such Non-U.S. Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of the voting stock of LMC, is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership, and is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;

•                                          the statement requirement set forth in Section 871(h) or Section 881(c) of the Code has been fulfilled with respect to the beneficial owner, as discussed below;

•                                          such Non-U.S. Holder is not an individual who is present in the United States for 183 days or more in the taxable year of disposition or who is subject to special rules applicable to former citizens and residents of the United States;

•                                          such gain or interest income is not effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States; and

•                                          the Reference Shares continue to be actively traded within the meaning of Section 871(h)(4)(C)(v)(I) of the Code (which, for these purposes and subject to certain exceptions, includes trading on the NYSE).

The statement requirement referred to in the preceding paragraph will generally be fulfilled if the beneficial owner of the New Debentures certifies on IRS Form W-8 BEN (or successor form) under penalties of perjury that it is not a U.S. person and provides its name and address.

If a Non-U.S. Holder of the Debentures is engaged in a trade or business in the United States, and if any gain or interest income realized from the Tax Exchange of the Debentures for New Debentures or any interest income received with respect to the New Debentures is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be subject to regular U.S. federal income tax on such gain or interest income in the same manner as if it were a U.S. Holder.  In lieu of the certificate described in the preceding paragraph, such a Non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI (or successor form) in order to claim an exemption from withholding tax.  In addition, if such a Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

THIS DISCUSSION IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER.  THE TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.